News Release	FMC Technologies Inc 1803 Gears Road Houston, TX 77067

FMC Technologies

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Ellen Bates (281) 445-6559

FMC Technologies Senior Vice President to Address the 20th Annual Marine Money Week Conference

HOUSTON, June 11, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that Tore Halvorsen, Senior Vice President, Global Subsea Production Systems, will address attendees at the following event:

Analyst Conference: 20th Annual Marine Money Week Conference – New York, New York

Wednesday, June 20, at 4:00 P.M. Eastern Daylight Time

Presentation: Presentation slides will be available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com — investor center.

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 11,000 people and operates 33 manufacturing facilities in 19 countries.

# # #